UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2005

CHINA NORTH EAST PETROLEUM HOLDINGS LTD.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	033-02441- D (Commission File Number)

5237 Farago Ave, Temple City, CA 91780 (Address of Principal Executive Offices) (Zip Code)	87-0638750 (I.R.S. Employer Identification No.)

(954) 975-5643 (Registrant's Telephone Number, Including Area Code)

Copies to: Bruce M. Pritchett, Esq. 8 East Broadway Suite 600A Salt Lake City, Utah 84111 (801) 363-1288 Office (801) 531-1929 Fax

This Current Report on Form 8-K is filed by China North East Petroleum Holdings Ltd., a Nevada corporation (the “Registrant”), in connection with the items described below.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 3, 2005, HJ & Associates, LLC, auditors for China North East Petroleum Holdings Ltd. ("Registrant") were officially terminated as auditor of record.

HJ & Associates, LLC's reports on the Registrant's financial statements the years ended December 31, 2003 and 2002, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles, except that their audit report for the year ended December 31, 2003 and 2002 contained a going concern qualification because of HJ & Associates doubt about the ability of the Registrant to continue as a going concern. In connection with the audits for the fiscal years ended December 31, 2003 and 2002, there have been no disagreements with HJ & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of HJ & Associates, LLC would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

The Registrant's Board of Directors has already made the decision to engage another auditor, in anticipation of HJ & Associates’ upcoming resignation and in order to complete the audit for their upcoming Form 10K filing. The Registrant does not have an audit committee. On April 11, 2005, the Registrant finalized the documentation appointing Jimmy C.H. Cheung & Co., CPA as its independent auditors.

Prior to making the decision to retain Jimmy C.H. Cheung & Co., CPA, the Registrant has had no prior relationship with Jimmy C.H. Cheung & Co., CPA's or any of its members.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index are filed as part of this report or are included in this report.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LTD.

Date: May 3, 2005	By:	/s/ Hongjun Wang
Hongjun Wang
President

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16	Letter from HJ & Associates, LLC

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